EXHIBIT 10.4

TERMINATION AGREEMENT

B E T W E E N:

BRIAN LUKIAN
of the City of Toronto
in the Province of Ontario

(hereinafter referred to as the “Consultant”)

- and -

ENHANCE SKIN PRODUCTS INC.
a corporation incorporated pursuant to the
laws of the State of Nevada

(hereinafter referred to as the “Corporation”)

WHEREAS the Corporation and Consultant are parties to a Employment Agreement dated December 20, 2010 (the “Consulting Agreement”);

AND WHEREAS ESP intends to enter into an Agreement and Plan of Merger with Age Reversal, Inc. (the “Merger Agreement”)

AND WHEREAS as a condition of the Merger Agreement, the Corporation must terminate the Consulting Agreement;

AND WHEREAS as a condition of the Merger Agreement, ESP will effect a 1 for 50 reverse stock split (the “Reverse Stock Split”)

AND WHEREAS the parties hereto wish to confirm the terms and conditions relating to the termination of the Consulting Agreement;

AND WHEREAS on 31 May, 2012 the Consultant tendered his resignation as consultant.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.
Subject to the terms of this Agreement, effective on the Closing Date (as such term is defined in the Merger Agreement) the Corporation terminates, and the Consultant accepts the termination of, the Consulting Agreement.

2.	The parties agree and acknowledge that as of May 31, 2012, the Corporation owes the Consultant US$307,047 in unpaid fees for services under the Consulting Agreement (the “Unpaid Fees”).

3.	At the Closing Date, the Consultant agrees to forgive all of the Unpaid Fees accrued to May 31, 2012.

4.
In consideration of the execution and delivery of this Agreement by the Corporation, the Consultant hereby irrevocably, unconditionally, and forever releases, acquits, and discharges the Corporation from any and all claims, charges, liabilities, injuries, obligations, losses, debts, demands, rights, actions and causes of action related to the Consulting Agreement.

5.
In consideration of the execution of this Agreement by the Consultant, the Corporation hereby irrevocably, unconditionally, and forever releases, acquits, and discharges the Consultant from any and all claims, charges, liabilities, obligations, losses, debts, demands, rights, actions and causes of action related to the Consulting Agreement.

6.
This Agreement and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of Ontario and the courts of the Province of Ontario shall have exclusive jurisdiction to determine all disputes relating to the Agreement and all of the rights and obligations created hereby.  The Consultant and the Corporation hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

IN WITNESS WHEREOF the parties here have caused this Agreement to be executed.

SIGNED, SEALED AND DELIVERED	)
)
)

Brian Lukian

ENHANCE SKIN PRODUCTS INC.
Per: Samuel Asculai, President & CEO